Exhibit 99.1

Factory Card & Party Outlet Reports Fiscal 2006 Third Quarter Results and Undertakes Process to Explore Strategic Alternatives


    NAPERVILLE, Ill.--(BUSINESS WIRE)--Dec. 12, 2006--Factory Card & Party Outlet Corp. (NASDAQ:FCPO) today announced results for the fiscal 2006 third quarter ended October 28, 2006.

    For the third quarter ended October 28, 2006, net sales increased
1.5 percent to $57.1 million compared with $56.2 million for the third quarter of last year. Net loss for the third quarter of 2006 was $17 thousand, or $0.01 per basic and fully diluted share. In the third quarter of 2005, the Company reported a net loss of $1.2 million, or $0.39 per basic and fully diluted share. Gross profit, as a percent of net sales for the third quarter of 2006, improved to 36.6 percent, compared to 35.8 percent in the third quarter of last year. Comparable store net sales for the third quarter of 2006 increased 0.1 percent from the same period last year.

    For the nine months ended October 28, 2006, net sales increased
3.2 percent to $180.4 million from $174.9 million in the same period of last year. Net income for the first nine months of 2006 was $2.0 million, or $0.63 per basic and $0.60 per fully diluted share. In the first nine months of 2005, the Company reported net income of $0.2 million, or $0.06 per basic and $0.05 per fully diluted share. Gross profit as percent to net sales improved to 37.0 percent in the first nine months of 2006 compared to 36.5 percent in the prior year. Comparable store net sales for the first nine months of 2006 increased
0.9 percent.

    "Despite lower than expected Halloween sales, we were able to better manage expenses and improve merchandise margins on a year-over-year basis leading to substantially improved performance in the recent quarter," stated Gary W. Rada, President and Chief
Executive Officer.

    The Company also announced that the board of directors of the Company has initiated an external process to explore strategic alternatives to enhance stockholder value. Such strategies may include, but are not limited to, acquisitions, the potential sale of the Company, strategic joint ventures, mergers and/or stock repurchases. The board of directors intends to engage an investment banking firm to assist management and the board in exploring strategic alternatives. The Company will evaluate the alternatives and pursue those it believes are in the best interest of the Company and its stockholders. At this time, there can be no assurance that this strategic analysis will result in any transaction(s).

    "The board has consistently evaluated various ways of improving shareholder value. Today's announcement to engage an investment banker reflects their ongoing commitment to achieving that goal," added Mr. Rada.

    The Company may not make any further announcements regarding its exploration of strategic alternatives unless and until the process is terminated or it executes a definitive agreement relating to a transaction.

    About Factory Card

    Factory Card & Party Outlet (www.factorycard.com) based in Naperville, Illinois, is the largest publicly traded retail party chain in the United States. Factory Card & Party Outlet currently operates 191 Company-owned retail stores in 20 states, offering a wide selection of party supplies, greeting cards, giftwrap, balloons, everyday and seasonal merchandise, and other special occasion merchandise at everyday value prices.

    Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

    In general, the results, performance or achievements of the Company and its stores and the value of the Company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.


                  FACTORY CARD & PARTY OUTLET CORP.
                            AND SUBSIDIARY

           Condensed Consolidated Statements of Operations
                             (Unaudited)
    (Dollar amounts in thousands, except share and per share data)


                  Three months  Three months  Nine months  Nine months
                     ended         ended        ended         ended
                  October 28,   October 29,   October 28,  October 29,
                      2006          2005         2006         2005
                  ------------  ------------  -----------  -----------
Net sales        $     57,084  $     56,240  $   180,399  $   174,874
Cost of sales          36,174        35,883      113,597      110,896
Cost of sales
 -greeting card
 inventory write-
 down                       -           233            -          233
                  ------------  ------------  -----------  -----------
   Gross profit        20,910        20,124       66,802       63,745
Selling, general
 and
 administrative
 expenses              19,882        21,093       60,339       60,773
Depreciation
 expense                  835           749        2,414        2,005
Interest expense          239           251          704          548
                  ------------  ------------  -----------  -----------
   Income(loss)
    before income
    taxes                 (46)       (1,969)       3,345          419
Income taxes              (29)         (762)       1,310          245
                  ------------  ------------  -----------  -----------
   Net
    income(loss) $        (17) $     (1,207) $     2,035  $       174
                  ============  ============  ===========  ===========


Earnings(loss)
 per share:
   Net
    income(loss)
    per share -
    basic        $      (0.01) $      (0.39) $      0.63  $      0.06
                  ------------  ------------  -----------  -----------

Weighted average
 shares
 outstanding -
 basic              3,270,785     3,079,907    3,209,531    3,068,906
                  ------------  ------------  -----------  -----------

   Net
    income(loss)
    per share -
    diluted      $      (0.01) $      (0.39) $      0.60  $      0.05
                  ------------  ------------  -----------  -----------

Weighted average
 shares
 outstanding -
 diluted            3,270,785     3,079,907    3,401,720    3,449,241
                  ------------  ------------  -----------  -----------


                  FACTORY CARD & PARTY OUTLET CORP.
                            AND SUBSIDIARY

                Condensed Consolidated Balance Sheets
                             (Unaudited)
                    (Dollar amounts in thousands)


                                              October 28,  January 28,
                                                 2006         2006
                                              -----------  -----------
ASSETS

Current assets:
   Cash                                      $       197  $       196
   Merchandise inventories, net                   46,961       49,552
   Prepaid expenses and other                      4,672        4,606
   Deferred tax asset, net                         3,788        3,728
                                              -----------  -----------
       Total current assets                       55,618       58,082

Fixed assets, net                                  9,709       10,247
Other assets                                          88          104
Deferred tax asset, net                            7,499        8,869
                                              -----------  -----------

       Total assets                          $    72,914  $    77,302
                                              ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Line of credit                          $     7,321  $    19,532
     Accounts payable                             21,784       19,266
     Accrued expenses                             10,649        8,579
     Capital lease obligations                         5           15
                                              -----------  -----------
       Total current liabilities                  39,759       47,392
                                              -----------  -----------

Deferred rent liabilities                          1,767        1,606
                                              -----------  -----------

       Total liabilities                          41,526       48,998
                                              -----------  -----------

Stockholders' equity                              31,388       28,304
                                              -----------  -----------

       Total liabilities and stockholders'
        equity                               $    72,914  $    77,302
                                              ===========  ===========

    CONTACT: Factory Card & Party Outlet Corp.
             Tim Benson, 630-579-2231
             tbenson@factorycard.com